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                                                                     Exhibit 5.5

                       [LETTERHEAD OF CHANCERY CHAMBERS]


February 26, 2004 Matter No:

                                                              Matter No: 2030270
CanWest Media Inc.
31st Floor
TD Centre
201 Portage Avenue
Winnipeg, Manitoba
Canada R3B 3L7
       And
The parties identified in Schedule A hereto


Ladies and Gentlemen:

         We have acted as Barbados counsel to CanWest Media Inc., a Canadian corporation (the "Company"), and the parties identified in Schedule A hereto (the "Barbados Guarantors") in connection with the preparation and filing of the Registration Statement on Form F-3, filed by the Company, the Barbados Guarantors and the other Guarantors identified therein (collectively, the "Guarantors"), with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of US$41,880,457 aggregate principal amount of the Company's 10 5/8% senior subordinated notes due 2011 (the "Notes") offered for sale from time to time by the selling security holder identified in the prospectus forming part of the Registration Statement, and the related Guarantee (the "Guarantee"), of the Guarantors.

         The Notes were issued pursuant to the Indenture (the "Indenture"), dated as of May 17, 2001, by and between the Company, as Issuer, the Barbados Guarantors and the other Guarantors named therein, and the Bank of New York, as Trustee (as amended, restated or supplemented from time to time).



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February 26, 2004                                                        Page 2

                                                             Matter No:  2030270

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(i)   the Registration Statement and the prospectus contained therein;

(ii)  the Guarantee;

(iii) an officer's certificate (the "Officer's Certificate") dated February 26, 2004, issued on behalf of each of the Barbados Guarantors by a duly authorised officer of each such Barbados Guarantor as to incumbency of certain officers and directors and other matters; and in each case annexing thereto (a) the Certificate and Articles of Incorporation (the "Corporate Instruments") of such Barbados Guarantors; (b) the resolutions adopted by the Board of Directors of such Barbados Guarantors approving the guarantee of the obligations of the Company (as the indirect holding body corporate) of such Barbados Guarantor, and authorising such Barbados Guarantor to execute and deliver the Guarantee and all documents related thereto, and (c) the international business company licence and annual renewal for the year 2004 ("IBC Licence"), issued to such Barbados Guarantor.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarised, true, certified, conformed, photostatic or telecopied copies thereof; and the completeness and accuracy of all facts set forth in official public records and certificates and other documents issued by public officials.

     In rendering the opinions set forth herein, we have relied (without independent check or verification) as to certain matters of fact solely upon each of the officer's certificates rendered by each Barbados Guarantor.

     We are qualified to practise law only in Barbados and have made no investigation of laws of any jurisdiction other than the laws of Barbados. We express no opinion as to the laws of any jurisdiction other than Barbados and the opinions hereinafter expressed are limited to the laws of Barbados in effect on the date hereof.


     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that:-

1. Each Barbados Guarantor has been duly organised and is validly existing under the laws of Barbados, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantee.

2. The Indenture has been duly authorized by each Barbados Guarantor in accordance with the laws of Barbados, and has been duly executed by each Barbados Guarantor.

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February 26, 2004                                                        Page 3

                                                             Matter No:  2030270

3. The Guarantee has been duly authorized by each Barbados Guarantor in accordance with the laws of Barbados, and has been duly executed by each Barbados Guarantor.

4. The execution and delivery of the Indenture and the Guarantee by the Barbados Guarantors, the performance by the Barbados Guarantors of their obligations thereunder and the enforcement of such obligations, do not violate any applicable law or public policy of Barbados.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the prospectus included therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Commission thereunder.

     Subject to the foregoing, this opinion is being delivered to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorisation. Kaye Scholer LLP may rely on this opinion with respect to matters governed by Barbados law for purposes of its opinion to you dated on or about the date hereof.


                                            Yours very truly,
                                            Chancery Chambers


                                        per: /s/ TREVOR A. CARMICHAEL


                                        (Dr.) Trevor A. Carmichael


TAC:rd




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February  , 2004                                                          Page 4

                                                             Matter No:  2030270



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                                   SCHEDULE A
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          CANWEST IRISH HOLDINGS (BARBADOS) INC.

          CANWEST INTERNATIONAL COMMUNICATIONS INC.

          CANWEST INTERNATIONAL MANAGEMENT INC.


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